Exhibit 10.3
WARRANT ASSUMPTION AGREEMENT
     This Warrant Assumption Agreement (this “Assumption Agreement”) is entered into as of January 30, 2009, by and between Willbros Group, Inc., a Republic of Panama corporation (“Willbros Panama”), and Willbros Group, Inc., a Delaware corporation (the “Company” or “Willbros Delaware”).
     WHEREAS, Willbros Panama is party to that certain Securities Purchase Agreement dated as of October 26, 2006 (the “Securities Purchase Agreement”), by and among Willbros Panama and certain investors listed on the Schedule of Buyers attached thereto (the “Buyers”), pursuant to which each of the Buyers purchased shares of the common stock of Willbros Panama, par value US $0.05 per share (“Willbros Panama Common Stock”), and a warrant to acquire an additional number of shares of Willbros Panama Common Stock (each such warrant, the “Warrant,” and collectively, the “Warrants,” held by the Buyers or their permitted assigns (the “Holders”)); capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Warrants; and
     WHEREAS, as of December 31, 2008, there were outstanding Warrants to acquire 536,925 shares of Willbros Panama Common Stock; and
     WHEREAS, the Company, Willbros Panama and Willbros Merger, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), entered into that certain Agreement and Plan of Merger dated as of December 10, 2008 (the “Merger Agreement”), pursuant to which, subject to the terms and conditions set forth therein, it has been agreed that Merger Sub will merge with and into Willbros Panama, with Willbros Panama being the surviving corporation (the “Merger”), following which Willbros Panama will be a wholly owned subsidiary of the Company, in order to effect a change in corporate domicile from the Republic of Panama to the State of Delaware; and
     WHEREAS, pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued share of Willbros Panama Common Stock shall be automatically converted into the right to receive one common share, par value US $0.05 per share, of the Company (“Willbros Delaware Common Shares”); and
     WHEREAS, pursuant to Section 3.05 of the Merger Agreement, effective at the Effective Time, the outstanding Warrants shall be thereafter exercisable, in accordance with their terms, for the number of Willbros Delaware Common Shares to which a holder of the shares of Willbros Panama Common Stock issuable at the time of the Merger upon the exercise of such Warrants would have been entitled to receive as a result of the Merger, if such exercise had taken place immediately prior to the Merger; and
     WHEREAS, pursuant to Section 15(t) of the Warrant, the Company shall be the Successor Entity resulting from the transactions contemplated by the Merger Agreement,

and pursuant to Section 4(b) of the Warrant, the Company will assume all of the obligations of Willbros Panama under the Warrants and the other Transaction Documents (as defined in the Securities Purchase Agreement); and
     WHEREAS, as of the Effective Time, the Company will be a publicly traded corporation whose common stock is listed for trading on the New York Stock Exchange.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Willbros Panama and the Company hereby agree as follows:
     1. Assignment and Assumption.
     (a) Effective at the Effective Time, Willbros Panama hereby assigns to the Company all of the rights and benefits of Willbros Panama in respect of the Warrants and the other Transaction Documents.
     (b) Effective at the Effective Time, the Company hereby assumes all of the obligations of Willbros Panama under the Warrants and the other Transaction Documents.
     (c) Effective at the Effective Time, the Company shall succeed to, and be substituted for (so that from and after the Effective Time, the provisions of the Warrants and the other Transaction Documents referring to the “Company” shall refer to Willbros Delaware instead of Willbros Panama), and may exercise every right and power of, Willbros Panama under the Warrants and the other Transaction Documents with the same effect as if Willbros Delaware had been named as the Company therein.
     (d) After the Effective Time, the Company shall deliver to each Holder of a Warrant in exchange for such Warrant a security of the Company evidenced by a written instrument substantially similar in form and substance to the Warrant, including without limitation the same exercise price of US $19.03, subject to adjustment as provided in such Warrant, and exercisable for a corresponding number of Willbros Delaware Common Shares equivalent to the shares of Willbros Panama Common Stock acquirable and receivable upon exercise of such Warrant (without regard to any limitations on the exercise of such Warrant) prior to the Merger.
     (e) This Assumption Agreement is being executed and delivered pursuant and subject to the Warrants. Nothing in this Assumption Agreement shall, or shall be deemed to, defeat, limit, alter, impair, enhance or enlarge any right, obligation, claim or remedy created by the Warrants or any of the other Transaction Documents.
     2. Conditions to Effectiveness. The effectiveness of this Assumption Agreement is conditioned upon (a) receipt by the Company of the duly executed acknowledgement and approval of this Assumption Agreement by the Required Holders and (b) the Merger becoming effective pursuant to the Merger Agreement.

     3. Miscellaneous.
     (a) Governing Law. This Assumption Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
     (b) Binding Effect. This Assumption Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     (c) Entire Agreement; Counterparts; Acknowledgement and Approval. This Assumption Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them with respect thereto. Except as set forth in this Assumption Agreement, provisions of the Warrants which are not inconsistent with this Assumption Agreement shall remain in full force and effect. This Assumption Agreement may be executed in counterparts. This Assumption Agreement may be acknowledged and approved by the Required Holders by the execution of the acknowledgement and approval following the signature page of this Assumption Agreement; provided, that a facsimile signature or scanned copy of such signature, delivered electronically, shall be considered due execution and shall be conclusive evidence of such Holders’ acknowledgement and approval of this Assumption Agreement.
     (d) Severability. This Assumption Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Assumption Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as part of this Assumption Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.
[Signature page follows.]

     IN WITNESS WHEREOF, Willbros Panama and the Company have caused this Assumption Agreement to be duly executed as of the date first written above.

Willbros Group, Inc., a Republic of Panama corporation
By:	/s/ Van Welch
Van A. Welch
Senior Vice President and Chief Financial Officer

Willbros Group, Inc., a Delaware corporation
By:	/s/ Gay S. Mayeux
Gay S. Mayeux
Treasurer

     This Assumption Agreement is hereby acknowledged and approved by the Holder named below on February 3, 2009.

UBS O’Connor LLC fbo O’Connor Global Convertible Arbitrage II Master Limited
By:	/s/ Andrew Martin
	Name:	Andrew Martin
	Title:	Managing Director

     This Assumption Agreement is hereby acknowledged and approved by the Holder named below on February 3, 2009.

UBS O’Connor LLC fbo O’Connor PIPES Corporate Strategies Master Limited
By:	/s/ Andrew Martin
	Name:	Andrew Martin
	Title:	Managing Director

     This Assumption Agreement is hereby acknowledged and approved by the Holder named below on February 3, 2009.

UBS O’Connor LLC fbo O’Connor Global Multi-Strategy Alpha Master Limited
By:	/s/ Andrew Martin
	Name:	Andrew Martin
	Title:	Managing Director

     This Assumption Agreement is hereby acknowledged and approved by the Holder named below on February 5, 2009.

Capital Ventures International
By:	/s/ Martin Kobinger
	Name:	Martin Kobinger
	Title:	Investment Manager

     This Assumption Agreement is hereby acknowledged and approved by the Holder named below on February 2, 2009.

Highbridge International LLC By: Highbridge Capital Management, LLC, its Funding Manager
By:	/s/ Adam J. Chill
	Name:	Adam J. Chill
	Title:	Managing Director

     This Assumption Agreement is hereby acknowledged and approved by the Holder named below on January 30, 2009.

The Laramie Trail Trust
By:	/s/ John R. Berman
	Name:	John R. Berman
	Title:	Trustee

     This Assumption Agreement is hereby acknowledged and approved by the Holder named below on February 5, 2009.

Portside Growth and Opportunity Fund
By:	/s/ Jeffrey C. Smith
	Name:	Jeffrey C. Smith
	Title:	Authorized Signatory

     This Assumption Agreement is hereby acknowledged and approved by the Holder named below on February 5, 2009.

RCG PB, Ltd
By:	/s/ Jeffrey C. Smith
	Name:	Jeffrey C. Smith
	Title:	Authorized Signatory

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